Exhibit 99.1

FOR IMMEDIATE RELEASE

MEDALIST DIVERSIFIED REIT ANNOUNCES CLOSING OF PUBLIC OFFERING OF COMMON STOCK

Richmond, VA – May 13, 2019 – Medalist Diversified REIT (NASDAQ: MDRR) (the “Company”), a Virginia-based real estate investment trust that specializes in acquiring, owning and managing value-add commercial real estate in the Mid-Atlantic and Southeast regions, today announced the closing of a public offering of 1,666,667 shares of its common stock at a price to the public of $4.80 per share, for a total of approximately $8 million in gross proceeds. Shares of the Company’s common stock trade on the Nasdaq Capital Market under the ticker symbol “MDRR.”

The company has granted the underwriters a 45-day option to purchase up to 250,000 additional shares to cover overallotments, if any. Aegis Capital Corp. served as the sole book runner for the offering and Maxim Group LLC served as the Company’s financial advisor.

The shares were offered pursuant to a registration statement on Form S-11 (File No. 333-229436) that was declared effective by the Securities and Exchange Commission (SEC) on May 8, 2019. Information about this offering is available in the Company’s prospectus filed with the SEC on May 9, 2019, copies of which may be obtained by contacting Aegis Capital Corp., 810 Seventh Avenue, New York, New York 10019, or by calling (212) 813-1010. This final prospectus may also be obtained on the Securities and Exchange Commission's Web site at www.sec.gov.

About Medalist Diversified REIT

Medalist Diversified REIT Inc. is a Virginia-based real estate investment trust that specializes in acquiring, owning and managing value-add commercial real estate in the Mid-Atlantic and Southeast regions. The Company’s strategy is to focus on value-add and opportunistic commercial real estate which is expected to provide an attractive balance of risk and returns. Medalist utilizes a rigorous, consistent and replicable process for sourcing and conducting due diligence of acquisitions. The Company seeks to maximize operating performance of current properties by utilizing a hands-on approach to property management while monitoring the middle market real estate markets in the southeast for acquisition opportunities and disposal of properties as considered appropriate. For more information on Medalist, please visit the Company website at https://www.medalistreit.com.

Forward Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.” Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward looking statements. These forward-looking statements are based upon the Company’s present expectations, but these statements are not guaranteed to occur, including, without limitation, with respect to the completion of the proposed public offering on the terms described or at all. For example, the underwriters’ option to purchase additional shares may imply that this option will be exercised; however, the underwriters are not under any obligation to exercise this option, or any portion of it, and may not do so. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the prospectus, and in the Company’s annual and periodic reports and other documents filed with the SEC, copies of which are available on the SEC’s website, www.sec.gov.

Investor Relations Contact:

The Equity Group

Jeremy Hellman, Senior Associate

(212) 836-9626 / jhellman@equityny.com

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